EXECUTION COPY





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                                  INCO LIMITED

                                       TO

                              THE BANK OF NEW YORK,
                                                 Trustee



                                 --------------


                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of March 7, 2003

                                 --------------


                   SUPPLEMENT TO INDENTURE DATED MARCH 7, 2003


                         Convertible Debentures due 2023






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

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

ARTICLE ONE DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION            1

Section 101.          Definitions..............................................1
Section 102.          Section References.......................................7

ARTICLE TWO GENERAL TERMS AND CONDITIONS OF THE DEBENTURES                     7

Section 201.          Title of the Debentures..................................7
Section 202.          Stated Maturity..........................................7
Section 203.          Limit on Amount of Series................................7
Section 204.          Interest.................................................7
Section 205.          Form.....................................................8
Section 206.          Company's Right to Elect Manner of Payment in
                      Certain Events...........................................8
Section 207.          Payment by Issuance of Common Shares.....................9
Section 208.          Fractional Shares.......................................10
Section 209.          Other Provisions........................................11

ARTICLE THREE DEBENTURE FORMS                                                 11

Section 301.          Form of Face of Debenture...............................11
Section 302.          Form of Reverse of Debenture............................14
Section 303.          Form of Conversion Notice...............................19
Section 304.          Form of Change in Control Purchase Notice...............20
Section 305.          Form of Holder Redemption Notice........................21
Section 306.          Legends For Debentures..................................22

ARTICLE FOUR CONVERSION                                                       23

Section 401.          Conversion Privilege; Conversion Rate...................23
Section 402.          Conversion Conditions...................................24
Section 403.          Exercise of Conversion Privilege........................26
Section 404.          Adjustment of Conversion Rate and Accreted
                      Conversion Price........................................27
Section 405.          Reclassification, Reorganization, Sale  and Further
                      Adjustment of Conversion Rate...........................32
Section 406.          Notice of Certain Events................................34
Section 407.          Taxes on Conversion.....................................35
Section 408.          Company to Provide Shares...............................35
Section 409.          Rights under Rights Agreement...........................36

ARTICLE FIVE SPECIAL TAX EVENT CONVERSION                                     36

Section 501.          Optional Conversion to Full Cash Pay Debentures
                      Upon Tax Event..........................................36
Section 502.          Payment of Interest; Interest Rights Preserved..........37

ARTICLE SIX REDEMPTION AT THE OPTION OF THE COMPANY                           37

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Section 601.          Right to Redeem.........................................37
Section 602.          Redemption Tax Event....................................37
Section 603.          Conversion Arrangements on Call for Redemption..........38
Section 604.          No Sinking Fund.........................................38

ARTICLE SEVEN CHANGE IN CONTROL PURCHASE OFFER                                38

Section 701.          Offer to Purchase Upon a Change in Control..............38
Section 702.          Notices; Method of Exercising Purchase Election, Etc....39
Section 703.          Withdrawal of Change in Control Purchase Notice.........42

ARTICLE EIGHT REDEMPTION AT THE OPTION OF THE HOLDER                          43

Section 801.          Holder Redemption Right.................................43
Section 802.          Holder Redemption Conditions............................44

ARTICLE NINE COVENANTS                                                        45

Section 901.          Additional Amounts......................................45
Section 902.          Amendment of Rights Agreement...........................46

ARTICLE TEN MISCELLANEOUS PROVISIONS                                          46

Section 1001.         Trustee.................................................46
Section 1002.         Ratification............................................46
Section 1003.         Governing Law...........................................46
Section 1004.         Execution in Counterparts...............................47

                                                                  EXECUTION COPY



         FIRST SUPPLEMENTAL INDENTURE, dated as of March 7, 2003, between INCO LIMITED, a corporation duly organized and existing under the laws of Canada (herein called the "Company"), having its principal office at 145 King Street West, Suite 1500, Toronto, Ontario Canada M5H 4B7, and THE BANK OF NEW YORK, a New York banking corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee").


                                    RECITALS

         The Company has executed and delivered to the Trustee the Indenture, dated as of March 7, 2003 (the "Original Indenture"), providing for the issuance from time to time of one or more series of the Company's debentures, notes or other evidences of indebtedness as provided in the Original Indenture (herein and in the Original Indenture called the "Securities").

         Section 901 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Original Indenture.

         The Company desires to create a series of Securities in an Amount Payable at Maturity of $240,750,000 (which amount may be increased by up to $32,829,000 to the extent the Over-Allotment Option (as hereafter defined) is exercised), which series shall be designated the Convertible Debentures due 2023 (the "Debentures"), and all action on the part of the Company necessary to authorize the issuance of the Debentures under the Original Indenture and this First Supplemental Indenture has been duly taken.

         All acts and things necessary to make the Debentures, when executed by the Company and completed, authenticated and delivered by the Trustee as provided in the Original Indenture and this First Supplemental Indenture, the valid and binding obligations of the Company, have been done and performed.

         Now, Therefore, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows:

                                  ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

         Section 101.   Definitions.

         For all purposes of the Original Indenture and this First Supplemental Indenture relating to the Debentures, except as otherwise expressly provided herein or unless the context otherwise requires, the terms defined in this Article have the meanings assigned to them in this Article.

Each capitalized term that is used in the Original Indenture and this First Supplemental Indenture but not defined herein shall have the meaning specified in the Original Indenture.

         "Accreted Conversion Price" has the meaning set forth in Section
402(b).

         "Additional Amounts" has the meaning set forth in Section 901.

         "Applicable Price" means, in the event of any Reclassification, Reorganization or Sale, the average of the Closing Sale Price for the Common Shares (determined as set forth in Section 404(f)) for each of the last ten Trading Days prior to (x) the record date for the determination of the holders of Common Shares entitled to receive shares of common equity, other securities or other property or assets (including cash) in connection with such Reclassification, Reorganization or Sale, or (y) if there is no such record date, the date upon which the holders of Common Shares shall have the right to receive shares of common equity, other securities or other property or assets (including cash) in connection with such Reclassification, Reorganization or Sale.

         "Average Market Price" means, at any date, the average of the Closing Sale Prices per share of the Common Shares for the five Trading-Day period ending on the third Business Day prior to the date in question (if the third Business Day prior to the date in question is a Trading Day or, if not, then on the last Trading Day prior thereto), appropriately adjusted to take into account the occurrence, during the period commencing on the first of such five Trading-Day period and ending on such date, of any events that would result in an adjustment of the Conversion Rate with respect to the Common Shares pursuant to this First Supplemental Indenture.

         "Canadian Taxes" has the meaning set forth in Section 901.

         "Cash Interest" has the meaning set forth in Section 204(b).

         "Change in Control" shall be deemed to have occurred at such time as
(i) any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than the Company, any Subsidiary or their Affiliates (or their legal representatives) or any employee benefit plan of the Company or any Subsidiary, files or is required to file a Schedule 13D or Schedule TO (or any successor schedule, form or report under the Exchange Act) disclosing that such person has become the beneficial owner (as the term "beneficial owner" is used in Rule 13d-3 under the Exchange Act) of 50% or more of the total number of votes attached to the Voting Securities then outstanding,
(ii) any offeror (as the term "offeror" is defined in Section 89(1) of the Securities Act (Ontario) for the purpose of Section 101 of the Securities Act (Ontario), or any successor provision to either of the foregoing) files or is required to file a report with any securities commission or securities regulatory authority in Canada, disclosing that the offeror has acquired beneficial ownership (within the meaning of the Securities Act (Ontario)) of, or the power to exercise control or direction over, or securities convertible into, any voting or equity shares of the Company that, together with such offeror's securities (as the term "offeror's securities" is defined in Section 89(1) of the Securities Act (Ontario) or any successor provision thereto in relation to the voting or equity shares of the Company) would constitute voting or equity shares of the Company representing more than 50% of the total number of votes attached to all Voting Securities of the Company then outstanding, or (iii) there is consummated any consolidation, merger, amalgamation, statutory arrangement (involving a business combination)

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or similar transaction of the Company (A) in which the Company is not the continuing or surviving corporation or (B) pursuant to which the Common Shares would be redeemed, changed or converted into or exchanged for cash, securities or other property, other than (in each case) an amalgamation, consolidation, statutory arrangement (involving a business combination), merger or similar transaction of the Company in which the holders of the Voting Securities of the Company immediately prior to the amalgamation, consolidation, statutory arrangement, merger or similar transaction have, directly or indirectly, more than 50% of the Voting Securities of the continuing or surviving corporation immediately after such transaction.

         "Change in Control Purchase Date" has the meaning set forth in Section 302.

         "Change in Control Purchase Notice" has the meaning set forth in
Section 302.

         "Change in Control Purchase Offer" has the meaning set forth in Section 701(a).

         "Change in Control Purchase Offer Notice" has the meaning set forth in
Section 302.

         "Change in Control Purchase Price" has the meaning set forth in Section 302.

         "Close of Business" means, as of any determination date, 5:00 p.m., New York City time, on such determination date.

         "Closing Sale Price" of the Common Shares on any date means the closing sale price per Common Share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which the Common Shares are traded (currently the New York Stock Exchange) or, if the Common Shares are not listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market or, if no such price is reported, as reported by the principal non-United States market on which the Common Shares are traded (currently the Toronto Stock Exchange). To the extent such price is in Canadian currency, it shall be converted into U.S. dollars based on the Bank of Canada noon exchange rate as reported for conversion into U.S. dollars on such date. In the absence of such quotation, the Company will determine the Closing Sale Price on the basis of such quotation as the Company considers appropriate.

         "Code" means the United States Internal Revenue Code of 1986, as amended.

         "Common Shares" includes any shares of any class of the Company, which has voting rights, no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Section 405, shares issuable on conversion, redemption, purchase or at Maturity of Debentures shall include only shares of the class designated as Common Shares of the Company at the date of this instrument or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that, if at any time there is more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         "Company Notice" has the meaning set forth in Section 206(c).

         "Company Notice Date" means a date that is not less than 20 Business Days prior to the Stated Maturity or the Redemption Date or 29 Business Days prior to the Holder Redemption Date or Change in Control Purchase Date, as applicable.

         "Conversion Agent" means any Person authorized by the Company to convert Debentures in accordance with Article Four. The Company has initially appointed the Trustee as its Conversion Agent, which shall maintain an office or agency in the Borough of Manhattan, The City of New York, New York.

         "Conversion Amount" means the number of Common Shares to be delivered pursuant to a conversion under Article Four.

         "Conversion Consideration" means the Conversion Amount or, where the Company has elected to satisfy its obligation to deliver the Conversion Amount in whole or in part in cash (other than in respect of a fraction of a Common Share), the amount of such cash together with the Common Shares, if any, deliverable in satisfaction of the Conversion Amount, in each case including any Additional Amounts.

         "Conversion Date" has the meaning set forth in Section 403(a).

         "Conversion Notice" has the meaning set forth in Section 403(a).

         "Conversion Rate" means the number of Common Shares issuable upon conversion per $1,000 Amount Payable at Maturity of a Debenture, which shall initially be 31.9354 Common Shares, as adjusted pursuant to Article Four hereof.

         "Debenture Payment" means any of the following payments, in cash or Common Shares or a combination thereof, with respect to the Debentures: Amount Payable at Maturity, Redemption Price, Holder Redemption Price, Change in Control Purchase Price and Cash Interest on any Debenture, in each case including any Additional Amounts.

         "Debenture Payment Date" means the date on which any Debenture Payment is to be made hereunder.

         "Ex-Dividend Time" has the meaning set forth in Section 402(b).

         "Excluded Holder" has the meaning set forth in Section 901.

         "Expiration Date" has the meaning set forth in Section 404(e).

         "Holder Redemption Date" has the meaning set forth in Section 302.

         "Holder Redemption Notice" has the meaning set forth in Section 801(e).

         "Holder Redemption Price" has the meaning set forth in Section 302.

         "Holder Redemption Right" has the meaning set forth in Section 302.

         "Indenture" means the Original Indenture as supplemented by the First Supplemental Indenture, as may be amended or supplemented from time to time.

         "Interest Payment Date" has the meaning set forth in Section 204.

         "Issue Price" has the meaning set forth in Section 301.

         "Option Exercise Date" has the meaning set forth in Section 302.

         "Over-Allotment Option" means the option granted to the initial purchasers pursuant to the Purchase Agreement, dated as of March 4, 2003, between the Company and the initial purchasers named therein, to purchase Additional Debentures (as defined therein) in accordance with the terms thereof.

         "Prescribed Security" means a security prescribed for purposes of clause 212(1)(b)(vii)(E) of the Tax Act.

         "Purchased Shares" has the meaning set forth in Section 404(e).

         "Purchaser Share Price" means, with respect to any Reclassification, Reorganization or Sale, the average of the Closing Sale Price for the common equity (determined as set forth for Common Shares in Section 404(f)) received in such Reclassification, Reorganization or Sale for each of the last ten Trading Days prior to (x) the record date for the determination of the holders of Common Shares entitled to receive such common equity, or (y) if there is no such record date, the date upon which the holders of the Common Shares shall have the right to receive such common equity.

         "Reclassification" means any reclassification of the Common Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination).

         "Redemption Notice" shall mean any notice of redemption delivered by the Company pursuant to Section 1104 of the Original Indenture, including any redemption notice delivered in connection with a Holder Redemption Right.

         "Redemption Price" has the meaning set forth in Section 302.

         "Redemption Tax Event" means (a) any amendment to or change after March 4, 2003 (including any announced prospective change) in the laws (or any regulations thereunder) of Canada or any political subdivision or taxing authority thereof or therein, as applicable, or (b) any change in an interpretation or application of such laws or regulations after March 4, 2003 by any legislative body, court, governmental agency, taxing authority or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory or administrative determination), in either case, as a result of which the Company has or would become obligated to pay Additional Amounts that are more than de minimis to the Holder of any Debenture, and such obligations cannot be avoided by the Company taking reasonable measures available to it.

         "Reorganization" means a consolidation, merger, amalgamation or statutory arrangement or similar transaction involving the Company.

         "Repurchasers" has the meaning set forth in Section 603.

         "Restatement Date" has the meaning set forth in Section 501.

         "Restated Principal Amount" has the meaning set forth in Section 302.

         "Rights" means Rights as defined in the Rights Agreement.

         "Rights Agreement" means the Shareholder Rights Plan Agreement dated as of September 14, 1998, as amended as of April 28, 1999 and amended and restated as of April 17, 2002, between the Company and CIBC Mellon Trust Company, as Rights Agent, as the same may be amended or replaced from time to time.

         "Sale" means any sale or conveyance of the property and assets of the Company as an entirety or substantially as an entirety.

         "Tax Act" means the Income Tax Act (Canada) as amended from time to time.

         "Tax Event" means that the Company shall have received an opinion from independent tax counsel experienced in such matters to the effect that, on or after March 4, 2003, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or Canada or any political subdivision or taxing authority thereof or therein, or (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), in each case which amendment or change is enacted, promulgated, issued or announced or which action is taken, on or after March 4, 2003, there is more than an insubstantial risk that interest payable on the Debentures either: (x) where it is now deductible on a current accrual basis, would not be deductible on a current accrual basis, or (y) would not be deductible under any other method, in either case, in whole or in part, by the Company (by reason of deferral, disallowance, or otherwise) for Canadian income tax purposes.

         "Tax Event Date" has the meaning set forth in Section 302.

         "Trading Days" with respect to Common Shares means (i) if the Common Shares are listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business or (ii) if the Common Shares are quoted on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system.

         "Trading Price" has the meaning set forth in Section 402(b).

         "Voting Securities" means the Company's share capital entitled to vote in the election of the directors of the Company, either under all circumstances or under circumstances that have occurred and are continuing.

         Section 102. Section References.

         Each reference to a particular section or article set forth in this First Supplemental Indenture shall, unless the context otherwise requires, refer to this First Supplemental Indenture.


                                  ARTICLE TWO

                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

         Section 201. Title of the Debentures.

         The Debentures shall be known and designated as the "Convertible Debentures due 2023" of the Company.

         Section 202. Stated Maturity.

         The Stated Maturity of the Debentures shall be March 14, 2023.

         Section 203. Limit on Amount of Series.

         The aggregate Amount Payable at Maturity of Debentures which may be authenticated and delivered under this First Supplemental Indenture is limited to $240,750,000 (which amount may be increased by up to $32,829,000 to the extent the Over-Allotment Option is exercised), except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Section 304, 305, 306, 906, 1107 or 1205 of the Original Indenture.

         Section 204.   Interest.

              (a) Interest shall accrue on the Issue Price of the Debentures at a rate of 1.50% per annum, compounded semi-annually, commencing on the Issue Date, but is not payable until redemption, conversion, purchase or maturity, except (i) in case of Cash Interest provided in subsection (b) below and (ii) in case of default in payment of a Debenture Payment, or conversion by the Company of the Debentures to full cash pay Debentures as specified in Section 501.

              (b) The Debentures shall bear interest payable in cash at a rate of 1.0943% per annum of the Issue Price ("Cash Interest") from the Issue Date or from the most recent Interest Payment Date to which Cash Interest has been paid or duly provided for, payable semi-annually in arrears on March 14 and September 14 of each year (each, an "Interest Payment Date"), commencing September 14, 2003, to the Persons in whose names the Debentures are registered at the Close of Business on the Regular Record Date for such interest, which shall be March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

              (c) Interest shall be computed on a semi-annual bond equivalent basis using a 360-day year composed of twelve 30-day months.

         Section 205. Form.

              (a) The Debentures, offered and sold in their initial distribution in reliance on Rule 144A, on original issuance, shall be issued in the form of a Restricted Global Security registered in the name of DTC, as Depositary, or its nominee, and deposited with the Trustee, as custodian for DTC.

              (b) DTC shall serve as the initial Depositary for the Global Security.

              (c) Unless and until it is exchanged for definitive Debentures in registered form in accordance with the terms of the Original Indenture, a Global Security may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary; provided that interests in the Restricted Global Security may be exchanged for interests in a Global Security that is a Registered Security registered in the name of the Depositary or a nominee of the Depositary.

         Section 206. Company's Right to Elect Manner of Payment in Certain Events.

              (a) The Company may satisfy its obligation to pay the Amount Payable at Maturity, Redemption Price, Holder Redemption Price and Change in Control Purchase Price with respect to any Debentures in cash, Common Shares, or any combination thereof as provided in this Section 206 and in Section 207 and Articles Six, Seven and Eight.

              (b) The Company may satisfy its obligations to issue Common Shares on a Conversion Date by paying cash or any combination of cash and Common Shares as provided in Article Four.

              (c) The Company shall designate in the Redemption Notice, the Change in Control Purchase Offer Notice or, with respect to the Amount Payable at Maturity or Holder Redemption Price, a written notice (the "Company Notice") delivered to Holders (and to beneficial owners as required by applicable law) no later than the applicable Company Notice Date:

                   (i) whether the Company will redeem, pay or purchase the Debentures for cash or Common Shares or a combination thereof,

                   (ii) if a combination thereof, the percentages of the applicable Debenture Payment in respect of which it will deliver cash and Common Shares, and

                   (iii) if any portion will be redeemed, paid or purchased for Common Shares, the method of calculating the Average Market Price;

provided that the Company will deliver cash for fractional interests in Common Shares.

              (d) Each Holder whose Debentures are purchased or redeemed, or as to which a payment is made, at any due date shall receive the same percentage of cash or Common Shares in payment of the applicable Debenture Payment for such Debentures, except:

                   (i) as provided in Section 208 with regard to the payment of cash in lieu of fractional Common Shares, and

                   (ii) in the event that the Company is unable to purchase or make a payment with respect to the Debentures of a Holder or Holders for Common Shares because any necessary qualifications or registrations of the Common Shares under applicable state securities laws cannot be obtained, the Company may purchase or make the payment with respect to the Debentures of such Holder or Holders for cash.

              (e) The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given the Redemption Notice, the Change in Control Purchase Offer Notice or the Company Notice, as applicable, except in the event of a failure to satisfy, prior to the Close of Business at Stated Maturity, Redemption Date, Holder Redemption Date or Change in Control Purchase Date, as applicable, any condition to the payment of the applicable Debenture Payment, in whole or in part, in Common Shares.

         Section 207. Payment by Issuance of Common Shares.

              (a) If the Company elects to make all or part of any Debenture Payment by the issuance of any Common Shares at Stated Maturity or on any Redemption Date, Holder Redemption Date and Change in Control Purchase Date, as applicable, in accordance with Section 206, the applicable Debenture Payment, or the specified percentage thereof indicated in the notice provided pursuant to
Section 206(c), shall be paid by the Company by the issuance of a number of Common Shares equal to the quotient obtained by dividing (i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of such Debenture Payment in cash by (ii) the Average Market Price.

              (b) The Company's right to exercise its election to make all or part of any Debenture Payment pursuant to Section 206 and this Section 207 through the issuance of Common Shares shall be conditioned upon:

                   (1) the Company's not having previously delivered a
              Redemption Notice, Change in Control Purchase Notice or Company Notice electing to make such Debenture Payment entirely in cash and its satisfaction of the notice requirements set forth in
              Section 206(c);

                   (2) such Common Shares being listed on a principal U.S. or
              Canadian securities exchange or quoted on the Nasdaq National Market (or a similar U.S. system for automated dissemination of quotations of securities);

                   (3) the registration of such Common Shares under the
              Securities Act and the Exchange Act, if required for the initial issuance thereof;

                   (4) any necessary qualification or registration under
              applicable state securities laws or the availability of an exemption from such qualification and registration;

                   (5) the information necessary to calculate the Average Market
              Price is published daily in The Wall Street Journal or another newspaper of U.S. national circulation or on the Company's website or through such other public medium as the Company may use at such time; and

                   (6) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Shares are in conformity with the Indenture and (B) the Common Shares to be issued by the Company in payment of the applicable Debenture Payment have been duly authorized and, when issued, will be fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that conditions (1) through (5) above have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (3) and
              (4) above have been satisfied.

              (c) The Officers' Certificate referred to in paragraph (5) above shall also (i) set forth the number of Common Shares to be issued for each $1,000 Amount Payable at Maturity of Debentures and the Closing Sale Price of the Common Shares on each Trading Day during the period in which the Average Market Price is calculated, and (ii) if delivered in connection with a Company Notice, be delivered to the Trustee at least three Business Days before the Company Notice Date and specify (A) the information required to be included in the Company Notice pursuant to Section 206 and (B) whether the Company desires the Trustee to send the Company Notice.

              (d) If any of the conditions set forth in Section 207(b) is not satisfied with respect to a Holder or Holders prior to the Close of Business at Stated Maturity or any Redemption Date, Holder Redemption Date or Change in Control Purchase Date, as applicable, and the Company has elected to pay or purchase the Debentures or make a payment with respect to the Debentures pursuant to Section 206 and this Section 207 through the issuance of Common Shares, the Company shall pay, without further notice, the entire applicable Debenture Payment in cash.

              (e) If the Redemption Notice, Change in Control Purchase Offer Notice or Company Notice with respect to any Debenture Payment states that the Company elects to pay any portion of the Debenture Payment in Common Shares, then when the Company determines the actual number of Common Shares to be issued, it shall publish such information on its website or through such other public medium as the Company may use at such time.

              (f) Each Common Share issued pursuant to this Section 207 upon redemption, purchase or at maturity of Debentures shall be entitled to receive the appropriate number of Rights under the Rights Agreement, and the certificates, representing the Common Shares issued upon redemption, purchase or at maturity and shall bear such legends, if any, in each case as may be provided by the terms of the Rights Agreement.

         Section 208. Fractional Shares.

         The Company will not issue fractional Common Shares in payment of a Debenture Payment. Instead, the Company will pay cash equal to the Average Market Price of the fractional Common Share at Stated Maturity, Redemption Date, Holder Redemption Date or Change in

Control Purchase Date, as applicable, rounded to the nearest whole cent with one-half cent being rounded upwards. For purposes of determining the existence of potential fractional interests, all Debentures subject to payment, purchase or redemption by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented).

         Section 209. Other Provisions.

              (a) The Debentures shall be convertible by the Holder as provided in Article Four.

              (b) The Debentures shall be redeemable at the option of the Company as provided in Article Six.

              (c) The Debentures shall be redeemable at the option of the Holder as provided in Article Eight.

                                 ARTICLE THREE

                                 DEBENTURE FORMS

         Section 301. Form of Face of Debenture.

     [Insert any legends required by Section 204 of the Original Indenture.]

                           [FORM OF FACE OF DEBENTURE]

FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, THIS DEBENTURE BEARS ORIGINAL ISSUE DISCOUNT. THE ISSUE PRICE WITH RESPECT TO EACH $1,000 OF AMOUNT PAYABLE AT MATURITY OF THIS DEBENTURE IS $913.81 (PLUS ACCRUED INTEREST, IF ANY, FROM MARCH 7, 2003 THROUGH THE DATE OF ISSUANCE), THE AMOUNT OF ORIGINAL ISSUE DISCOUNT WITH RESPECT TO EACH $1,000 OF AMOUNT PAYABLE AT MATURITY OF THIS DEBENTURE IS $86.19 (MINUS ACCRUED INTEREST, IF ANY, FROM MARCH 7, 2003 THROUGH THE DATE OF ISSUANCE), AND THE YIELD TO MATURITY, COMPOUNDED SEMI-ANNUALLY, COMPUTED ON A SEMI-ANNUAL BOND EQUIVALENT BASIS USING A 360-DAY YEAR COMPOSED OF TWELVE 30-DAY MONTHS, IS 1.50% PER YEAR. THE ISSUE DATE IS MARCH 7, 2003. THE INITIAL CONVERSION PREMIUM WITH RESPECT TO EACH $1,000 OF AGGREGATE AMOUNT PAYABLE AT MATURITY OF THIS DEBENTURE IS $430.00.

                                  INCO LIMITED
                         CONVERTIBLE DEBENTURES DUE 2023

No.                                             CUSIP No.  453258 AS 4
   -----------------
Issue Date: [March 7, 2003]                     Stated Maturity:  March 14, 2023

Issue Price:  [$913.81]                         Original Issue Discount (for U.S. tax purposes):
(for each $1,000 Amount Payable at Maturity)    [$86.19]
                                                (for each $1,000 Amount Payable at Maturity)


         Inco Limited, a corporation duly organized and existing under the laws of Canada (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________, or registered assigns, the sum of $_____ Dollars on ________. Interest will accrue on the Issue Price of this Debenture at a rate of 1.5% per annum, compounded semi-annually, computed on a semi-annual bond equivalent basis using a 360-day year composed of twelve 30-day months, a portion of which will be Cash Interest payable prior to Stated Maturity on the Issue Price from March 7, 2003 or from the most recent Interest Payment Date to which Cash Interest has been paid or as duly provided for, semi-annually on March 14 and September 14 in each year, commencing September 14, 2003, and at the Stated Maturity thereof, at the rate of 1.0943% per annum, until the Amount Payable at Maturity is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable), at the rate of 1.5% per annum on any overdue Debenture Payment, from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand; provided that, if (i) the Company has not filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), registering this Debenture for resale (a "Resale Registration Statement") within 120 days after the Issue Date of this Debenture, (ii) the Resale Registration Statement is not declared effective within 210 days after the Issue Date of this Debenture, as set forth in the Registration Rights Agreement, (iii) the Company has failed to perform its obligations pursuant to
Section 2(d) of the Registration Rights Agreement within the time frames specified therein, or (iv) the Company has suspended the use of the Resale Registration Statement for an aggregate period longer than the period permitted pursuant to the Registration Rights Agreement (each such event referred to in clause (i), (ii), (iii) or (iv), a "Registration Default"), to the extent required pursuant thereto, then Special Interest shall accrue (in addition to the stated interest on the Debentures) at an additional annual rate of 0.25% for the first 90 days immediately following the Registration Default, and thereafter at an additional annual rate of 0.50% until the Registration Default is cured by meeting the applicable requirement in clause (i), (ii), (iii) or (iv) as the case may be. Notwithstanding the existence of more than one Registration Default, in no event shall Special Interest accrue at an annual rate in excess of 0.50%. Interest accruing as a result of a Registration Default is referred to herein as "Special Interest".

         Whenever in this Debenture or in the Indenture there is a reference, in any context, to the Amount Payable at Maturity or Cash Interest or any other amounts due on, or in respect of, any Debenture, such mention shall be deemed to include mention of the payment of Special Interest (if applicable) payable as described in the preceding paragraph to the extent that, in such context, Special Interest is, was or would be payable in respect of such Debenture and express mention of the payment of Special Interest (if applicable) in any provisions of this Debenture shall not be construed as excluding Special Interest in those provisions of this Debenture where such express mention is not made.

         The Cash Interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the Close of Business on the Regular Record Date for such Cash Interest, which shall be in each year March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such Cash Interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the Close of Business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Debentures not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the Amount Payable at Maturity, Redemption Price, Holder Redemption Price or Change in Control Purchase Price of this Debenture may be made, at the option of the Company, (i) in cash, (ii) by the issuance of Common Shares at the Average Market Price at the applicable Debenture Payment Date, or
(iii) in any combination thereof. The Conversion Amount may be satisfied, at the option of the Company, in whole or in part in cash as determined pursuant to Article Four of the First Supplemental Indenture. No fractional Common Shares will be issued for payment with respect to any Debentures or upon conversion of any Debentures but a payment in cash will be made, as provided in the Indenture, in respect of any fraction of a Common Share which would otherwise be issuable upon the surrender of any Debenture for payment or conversion. Any payments in cash on this Debenture, including payment of Cash Interest, will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided that, at the option of the Company, payment of Cash Interest (including Special Interest) may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register, or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register.

         Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, including provisions relating to certain conversion, purchase and redemption rights and obligations of the Company and the Holder, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

                                                INCO LIMITED


                                                By: ____________________________
                                                    Name:
                                                    Title:


                                                By: ____________________________
                                                    Name:
                                                    Title:

         Section 302. Form of Reverse of Debenture.

         This Debenture is one of a duly authorized issue of securities of the Company (herein called the "Debentures"), issued and to be issued in one or more series under an Indenture, dated as of March 7, 2003 (the "Original Indenture"), as supplemented by the First Supplemental Indenture, dated as of March 7, 2003 (together, the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debentures and of the terms upon which the Debentures are, and are to be, authenticated and delivered. This Debenture is one of the series designated on the face hereof, limited in aggregate Amount Payable at Maturity to $240,750,000 (which amount may be increased by up to $32,829,000 to the extent the Over-Allotment Option is exercised).

         No sinking fund is provided for the Debentures.

         At any time on or after March 19, 2010, or such later date as the Company may by notice in writing to the Holders stipulate, the Debentures are subject to redemption at the option of the Company as provided in the Indenture, in whole or in part, at a "Redemption Price" equal to the Issue Price plus Accrued Interest to the Redemption Date or, following the occurrence of a Tax Event, at a Redemption Price equal to the Restated Principal Amount.

         The Debentures are also redeemable at the Company's option prior to their Stated Maturity upon the occurrence of a Redemption Tax Event as a result of which the Company has or would become obligated to pay Additional Amounts that are more than de minimis to the Holder of any Debenture, and in the opinion of the Company (evidenced by an Officers' Certificate delivered to the Trustee) such obligations cannot be avoided by the Company taking reasonable measures available to it. In such event the Company may, at its option, redeem the Debentures in whole but not in part, upon not less than 20 Business Days' nor more than 60 Business Days' notice given in accordance with the terms of the Indenture, at the then applicable Redemption Price, equal to the Issue Price plus Accrued Interest to the Redemption Date, but without reductions for applicable Canadian withholding taxes, except that (i) no such notice of redemption may be given earlier than 60 Business Days prior to the earliest date on or from which the Company would be obligated to pay any such Additional Amounts, and (ii) at the time such notice is given, the circumstances creating such obligation to pay such Additional Amounts remain in effect.

         In the event of any redemption, the Company will also pay the Holder, in addition to the Redemption Price, an amount equal to the accrued and unpaid Cash Interest to the Redemption Date.

         In the event of a redemption of less than all of the Debentures, the Company shall not be required (a) to register the transfer or exchange of Debentures for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Debentures called for such redemption or (b) to register the transfer or exchange of any Debenture, or portion thereof, called for redemption. In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series and of like tenor for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

         The Holder of any Debenture is entitled at such Holder's option, prior to the Close of Business at Stated Maturity, to convert the Amount Payable at Maturity of any such Debenture or any portion of such Amount Payable at Maturity into fully paid and non-assessable Common Shares at any time when one or more of the following conditions shall be satisfied:

              (a) The Debentures shall be convertible in any calendar quarter (and only during such calendar quarter) beginning with the quarter ending September 30, 2003, if, as of the last day of the immediately preceding calendar quarter, the Closing Sale Price of the Common Shares for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of such preceding quarter is more than 120% of the Accreted Conversion Price per Common Share on the last Trading Day of such preceding quarter.

              (b) The Debentures shall be convertible during the five Business Days following any ten consecutive Trading Days in which the Trading Price of the Debenture for each day of such period was less or was deemed to be less than 95% of the product of the Closing Sale Price of the Common Shares multiplied by the Conversion Rate.

              (c) In the event the Company has called the Debentures for redemption, the Debentures shall be convertible at any time on or after the date the Redemption Notice has been given until the Close of Business on the Business Day immediately preceding the Redemption Date.

              (d) Upon the occurrence of certain corporate events specified in the Indenture.

         Each Debenture will be convertible into 31.9354 fully paid and non-assessable Common Shares, as said shares shall be constituted at the date of conversion, per $1,000 Amount Payable at Maturity of the Debenture or portion thereof to be converted or such Conversion Rate as adjusted from time to time as provided in the Indenture, upon surrender of this Debenture, together with a Conversion Notice as provided in the Indenture, to the Conversion Agent and, unless the shares issuable on conversion are to be issued in the same name as this Debenture, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Conversion Agent duly executed by the Holder or by its duly authorized attorney. No adjustments in respect of Accrued Interest or Cash Interest will be made upon any such conversion. The Company has the option to satisfy its obligation to deliver Common Shares upon such conversion by paying cash in lieu of some or all of such Common Shares. In case a Debenture or portion thereof is called for redemption, such conversion right in respect of the Debenture or portion so called shall expire immediately prior to the Close of Business on the last Business Day prior to the Redemption Date, unless the Company defaults in making the payment due upon such redemption.

         On any conversion of a Debenture, the Accrued Interest and accrued and unpaid Cash Interest attributable to the period from the Issue Date to the conversion date with respect to the converted Debenture shall not be canceled, extinguished or forfeited, but rather shall be paid in full to the Holder thereof through the delivery of the Conversion Consideration except as otherwise provided in the Indenture; and the fair market value of such consideration shall be applied, first in satisfaction of the Accrued Interest and accrued and unpaid Cash Interest to the conversion date, and the balance, if any, of such fair market value of such consideration shall be applied in satisfaction of the Issue Price of the Debenture being converted pursuant to the provisions hereof. A Holder may convert a portion of a Debenture if the Amount Payable at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment shall be made for any dividends on the Common Shares except as provided in the Indenture.

         If a Change in Control occurs at any time on or prior to March 14, 2010, then the Company shall offer to purchase all of the Debentures at a price (the "Change in Control Purchase Price") equal to the Issue Price plus Accrued Interest and any accrued and unpaid Cash Interest to such date (the "Change in Control Purchase Date") that is 35 Business Days after notice of the occurrence of such Change in Control. The Company shall mail to all Holders a notice (the "Change in Control Purchase Offer Notice") of the occurrence of such Change in Control and of the purchase offer arising as a result thereof within 15 Business Days after the occurrence of such Change in Control. For a Debenture to be purchased, the Paying Agent must receive a notice of acceptance from the Holder in the form set forth in Section 304 of the First Supplemental Indenture (the "Change in Control Purchase Notice") to purchase on or before the Close of Business on the Change in Control Purchase Date and the Trustee or Paying Agent must receive such Debenture duly endorsed for transfer. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Debenture for purchase shall be determined by the Company, whose determination shall be final and binding.

         Holders have the right to withdraw any Change in Control Purchase Notice by delivering to the Paying Agent written notice of withdrawal prior to the Close of Business on the Change in Control Purchase Date in accordance with the provisions of the Indenture.

         Subject to the terms and conditions of the Indenture, on March 14, 2010, March 14, 2014 and March 14, 2018 and on such other date or dates as the Company may, by notice in writing to the Holders, stipulate (each, a "Holder Redemption Date"), the Company will, at the option of the Holder (the "Holder Redemption Right"), redeem any Outstanding Debentures for an amount equal to the Issue Price plus Accrued Interest to the Holder Redemption Date (the "Holder Redemption Price") as set forth below:

                  (i) $941.15 per Debenture on March 14, 2010;

                  (ii) $958.05 per Debenture on March 14, 2014; and

                  (iii) $976.00 per Debenture on March 14, 2018.

         The Company may, in its sole discretion, (i) add one or more Holder Redemption Dates on which the Company will, at the option, of the Holder, redeem Outstanding Debentures at a special redemption rate and (ii) prior to or on any Holder Redemption Date, offer additional consideration to Holders who elect not to exercise a Holder Redemption Right on any Holder Redemption Date. In the event of redemption, the Company will also pay the Holder, in addition to the Holder Redemption Price, an amount equal to the accrued and unpaid Cash Interest to the Holder Redemption Date.

         The Company will give notice on a date not less than 29 Business Days prior to each Holder Redemption Date, detailing the procedures that must be followed to require the Company to redeem the Debenture. To exercise the Holder Redemption Right, the Holder must deliver a Holder Redemption Notice to the Paying Agent containing the information set forth in the Indenture, at any time from the opening of business on the date that is 29 Business Days prior to such Holder Redemption Date until the Close of Business on the date that is nine Business Days prior to such Holder Redemption Date and must deliver the Debentures to the Paying Agent as set forth in the Indenture. Holders have the right to withdraw any Holder Redemption Notice by delivering to the Paying Agent written notice of withdrawal prior to the Close of Business on the Holder Redemption Date in accordance with the provisions of the Indenture.

         The Company has the option to pay the Redemption Price (including on the occurrence of a Redemption Tax Event), the Change in Control Purchase Price and the Holder Redemption Price in cash, by the issuance of Common Shares at the Average Market Price, or in any combination thereof.

         From and after the date (the "Tax Event Date") of the occurrence of a Tax Event, at the option of the Company, semi-annual coupon interest shall accrue at the rate of 1.50% per annum on a restated principal amount per $1,000 Amount Payable at Maturity (the "Restated Principal Amount") equal to the Issue Price plus Accrued Interest and accrued and unpaid Cash Interest through the later of the date the Company exercises such option (the "Option Exercise Date") and the Tax Event Date and shall be payable on each Interest Payment Date and at Stated Maturity to holders of record at the Close of Business on the Regular Record Date immediately preceding such Interest Payment Date.

         The Indenture contains provisions for satisfaction and discharge of the Indenture and defeasance at any time of the entire indebtedness of this Debenture or certain restrictive covenants and Events of Default with respect to this Debenture, in each case upon compliance by the Company with certain conditions set forth therein. However, so long as any Debentures are Outstanding, the Company's obligations under Article Four of the First Supplemental Indenture shall survive any discharge or defeasance.

         If an Event of Default with respect to the Debentures shall occur and be continuing, an amount equal to the Issue Price of the Debentures together with Accrued Interest and accrued and unpaid Cash Interest may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount so declared due and payable and (ii) of interest on any overdue amounts and overdue Cash Interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of all amounts due in respect of the Debentures shall terminate.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% of the Amount Payable at Maturity of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages of the Amount Payable at Maturity of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture. All consents, votes or other actions of the Holders shall be calculated in accordance with the terms of the Indenture.

         As provided in and subject to the provisions of the Indenture, the Holder of this Debenture shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Debentures, the Holders of not less than 25% of the Amount Payable at Maturity of the Debentures at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to the Trustee, and the Trustee shall not have received from the Holders of a majority of the Amount Payable at Maturity of the Debentures at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Debenture for the enforcement of any payment of the Amount Payable at Maturity or Cash Interest or any other amounts due on, or in respect of, this Debenture on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Amount Payable at Maturity and Cash Interest and any other amounts due on, or in respect of, this Debenture at the times, place and rate, and in the coin or currency or other form of payment, herein prescribed.

         For disclosure purposes under the Interest Act (Canada), whenever in the Debentures or the Indenture interest at a specified rate is to be calculated on the basis of a period less than a calendar year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by the actual number of days in the relevant calendar year and divided by the number of days in such period.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Security Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in any place where the Amount Payable at Maturity and Cash Interest and any other amounts due in respect of the Debentures are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debenture Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures and of like tenor, of authorized denominations and for the same aggregate Amount Payable at Maturity, will be issued to the designated transferee or transferees.

         The Debentures are issuable only in registered form without coupons in denominations of $1,000 Amount Payable at Maturity and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate Amount Payable at Maturity of Debentures and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         This Debenture is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in
Section 305 of the Original Indenture on transfers and exchanges of Global Securities.

         All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Section 303. Form of Conversion Notice.

                                CONVERSION NOTICE

         The undersigned owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion below designated, into Common Shares of Inco Limited in accordance with the terms of Article Four of the First Supplemental Indenture referred to in this Debenture, and directs that the Common Shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned registered Holder hereof, unless a different name has been indicated in this notice below. If Common Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

Dated:
       --------------------

                                     ---------------------------
                                             Signature

NOTICE: The signature to the foregoing notice must correspond to the name as written upon the face of this Debenture in every particular, without alteration or any change whatsoever.

If Common Shares are to be issued       If only a portion of the Debentures is
and registered otherwise than to the    to be converted, please indicate:
registered Holder named above,
please print or typewrite name and      Amount Payable at Maturity to be
address, including zip code, and        converted ($1,000 or multiples thereof):
social security or other taxpayer
identification number:                  ----------------------------------------

                                        Remaining Amount Payable at Maturity
------------------------------------    following such conversion ($1,000 or
               Name                     multiples thereof):

                                        ----------------------------------------
------------------------------------
              Address


------------------------------------
  Social Security or other Taxpayer
    Identification Number, if any


Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange with membership in an approved signature guarantee medallion program pursuant to the Securities and Exchange Commission Rule 17Ad-15 if Common Shares are to be issued, or Debentures to be delivered, other than to or in the name of the registered Holder.


------------------------------------
       Signature Guaranteed

NOTICE: The signature to the foregoing notice must correspond to the name as written upon the face of this Debenture in every particular, without alteration or any change whatsoever.

         Section 304. Form of Change in Control Purchase Notice.

                   NOTICE OF ACCEPTANCE BY HOLDER OF COMPANY'S
                    OFFER TO PURCHASE UPON CHANGE IN CONTROL

         Pursuant to Section 702 of the First Supplemental Indenture, the undersigned hereby accepts the Company's offer to purchase this Debenture. The undersigned hereby directs the Company to pay it or ____________ the Change in Control Purchase Price as provided in the First Supplemental Indenture.

         [Insert if the Company elects to pay all or part of the Change in Control Purchase Price in Common Shares - In the event the Company is not permitted to deliver Common Shares in lieu of cash, the undersigned elects [to withdraw its Change in Control Purchase Notice with respect to ________ Amount Payable at Maturity represented by certificate numbers ____.][to receive cash in respect of the entire Change in Control Purchase Price for all Debentures subject to this Change in Control Purchase Notice.]]

Dated:
      ---------------------

                                   ----------------------------
                                             Signature

If Common Shares are to be issued       If only a portion of the Debentures is
and registered otherwise than to the    to be purchased, please indicate:
registered Holder named above,
please print or typewrite name and      Amount Payable at Maturity to be
address, including zip code, and        purchased ($1,000 or multiples thereof):
social security or other taxpayer
identification number:                  ----------------------------------------

                                        Remaining Amount Payable at Maturity
------------------------------------    following such purchased ($1,000 or
               Name                     multiples thereof):

                                        ----------------------------------------
------------------------------------
              Address


------------------------------------
  Social Security or other Taxpayer
    Identification Number, if any


Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange with membership in an approved signature guarantee medallion program pursuant to the Securities and Exchange Commission Rule 17Ad-15 if Common Shares are to be issued, or Debentures to be delivered, other than to or in the name of the registered Holder.


------------------------------------
         Signature Guaranteed

NOTICE: The signature to the foregoing notice must correspond to the name as written upon the face of this Debenture in every particular, without alteration or any change whatsoever.


         Section 305. Form of Holder Redemption Notice.

                            HOLDER REDEMPTION NOTICE

         Pursuant to Section 801 of the First Supplemental Indenture, the undersigned hereby requests that the Company redeem this Debenture. The undersigned hereby directs the Company to pay it or ____________ the Holder Redemption Price as provided in the First Supplemental Indenture.

         [Insert if the Company elects to pay all or part of the Holder Redemption Price in Common Shares - In the event the Company is not permitted to deliver Common Shares in lieu of cash, the undersigned elects [to withdraw its Holder Redemption Notice with respect to ________ Amount Payable at Maturity represented by certificate numbers ____.][to receive cash in respect of the entire Holder Redemption Price for all Debentures subject to this Holder Redemption Notice.]]

Dated:
       --------------------

                                    -----------------------------
                                              Signature

If Common Shares are to be issued       If only a portion of the Debentures is
and registered otherwise than to the    to be redeemed, please indicate:
registered Holder named above,
please print or typewrite name and      Amount Payable at Maturity to be
address, including zip code, and        redeemed ($1,000 or multiples thereof):
social security or other taxpayer
identification number:                  ----------------------------------------

                                        Remaining Amount Payable at Maturity
------------------------------------    following such redemption ($1,000 or
               Name                     multiples thereof):

                                        ----------------------------------------
------------------------------------
              Address


------------------------------------
  Social Security or other Taxpayer
    Identification Number, if any


Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange with membership in an approved signature guarantee medallion program pursuant to the Securities and Exchange Commission Rule 17Ad-15 if Common Shares are to be issued, or Debentures to be delivered, other than to or in the name of the registered Holder.


------------------------------------
         Signature Guaranteed

NOTICE: The signature to the foregoing notice must correspond to the name as written upon the face of this Debenture in every particular, without alteration or any change whatsoever.

         Section 306. Legends For Debentures.

         The Debentures shall bear the legends required by Section 204 of the Original Indenture.

                                  ARTICLE FOUR

                                   CONVERSION

         Section 401. Conversion Privilege; Conversion Rate.

              (a) Prior to the Close of Business at Stated Maturity, so long as one or more of the conditions set forth in Section 402(a) is satisfied, the Holder of any Debenture is entitled at such Holder's option to convert such Debenture or any portion of such Debenture the Amount Payable at Maturity of which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable Common Shares determined using the Conversion Rate then in effect by surrender of the Debenture to be converted in whole or in part in the manner provided in Section 403. In case a Debenture or portion thereof is called for redemption, such conversion right in respect of the Debenture or portion so called shall expire immediately prior to the Close of Business on the last Business Day prior to the Redemption Date, unless the Company defaults in making the payment due upon such redemption. In case a Holder Redemption Notice or a Change in Control Purchase Notice has been delivered with respect to such Debenture or a portion thereof, such conversion right in respect of the Debenture or portion thereof subject to such notice cannot be exercised unless such Holder Redemption Notice or Change in Control Purchase Notice has been withdrawn in accordance with the provisions of the Indenture prior to the Close of Business on the Holder Redemption Date or the Change in Control Purchase Date, as the case may be.

              (b) The Conversion Rate shall be as specified in the form of Debenture set forth in Section 302, and subject to adjustment as provided in this Article Four. In addition, the Company may, at its option, increase the Conversion Rate from time to time but, except as otherwise provided herein, shall have no obligation to do so. The Conversion Rate shall not be adjusted at any time during the term of the Debentures for Accrued Interest.

              (c) The Conversion Rate shall not be subject to adjustment as a result of the Company's exercise of its option pursuant to Section 501 to convert the Debentures into full cash pay Debentures.

              (d) The Company has the option to deliver cash in lieu of some or all of the Conversion Amount. The Company will give notice of its election to deliver cash in lieu of part or all of the Conversion Amount in cash to the Holder converting Debentures within ten Business Days of its receipt of the Holder's Conversion Notice, unless the Company has already informed Holders of its election in connection with a Redemption Notice (including in connection with a Holder Redemption Right) or a Change in Control Purchase Offer Notice.

              (e) The Company will not issue fractional Common Shares in satisfaction of the Conversion Amount, but will instead pay cash equal to the Closing Sale Price of the fractional Common Share on the Trading Day immediately preceding Conversion Date, rounded to the nearest whole cent with one-half cent being rounded upwards. For purposes of determining the existence of potential fractional interests, all Debentures held by a Holder subject to conversion shall be considered together (no matter how many separate certificates are to be presented).

              (f) If the Company elects to exercise its option to deliver cash in lieu of part or all of the Conversion Amount, the amount of cash to be delivered on conversion by a Holder in lieu of each such Common Share will be equal to the average of the Closing Sale Prices of the Common Shares for the five consecutive Trading Days immediately following (i) the date of the Company's notice of election to deliver part or all of the Conversion Amount in cash if the Company has not given a Redemption Notice, or (ii) the Conversion Date, in the case of a conversion following the giving by the Company of a Redemption Notice specifying its intention to deliver cash upon conversion. If the Company elects to pay all or a portion of the Conversion Amount in cash, the payment, including the delivery of any Common Shares, will be made to Holders surrendering Debentures no later than the tenth Business Day following the Conversion Date. If the Company does not so elect, the Common Shares, together with any cash payment for fractional shares, will be delivered through the Conversion Agent no later than the fifth Business Day following the Conversion Date. If an Event of Default (other than a default in payment upon conversion of the Debentures), has occurred and is continuing, the Company may not deliver cash upon conversion of any Debentures (other than cash in lieu of fractional shares).

              (g) A Holder of Debentures is not entitled to any rights of a holder of Common Shares until such Holder has converted its Debentures into Common Shares.

         Section 402. Conversion Conditions.

              (a) The Debentures shall be convertible only so long as one or more of the following conditions is satisfied.

                   (i) The Debentures may be surrendered for conversion during any calendar quarter (and only during such calendar quarter) beginning with the quarter ending September 30, 2003, if, as of the last day of the immediately preceding calendar quarter, the Closing Sale Price of the Common Shares for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of such preceding quarter is more than 120% of the Accreted Conversion Price per Common Share on the last Trading Day of such preceding quarter.

                   (ii) The Debentures may be surrendered for conversion during the five Business Days following any ten consecutive Trading Days in which the Trading Price of the Debentures for each day of such period was less or was deemed to be less than 95% of the product of the Closing Sale Price of Common Shares multiplied by the Conversion Rate. For the purpose of the foregoing sentence, a Trading Price shall be deemed to be less than 95% in the circumstances provided in Section 402(b)(i).

                   (iii) In the event the Company has called the Debentures for redemption pursuant to Article Six, the Debentures may be surrendered for conversion at any time on or after the date the Redemption Notice has been given until the Close of Business on the Business Day immediately preceding the Redemption Date.

                   (iv) In the event that (A) the Company distributes to all Holders of its Common Shares rights or warrants entitling them (for a period expiring within 45 days of the record date for the determination of the shareholders entitled to receive such distribution) to subscribe for or purchase Common Shares, at a price per share less than the average of the Closing Sale Prices of the Common Shares for the ten Trading Days immediately preceding, but not including, the date such distribution is first publicly announced by the Company, or (B) the Company distributes to all Holders of its

         Common Shares, assets, debt securities or rights or warrants to purchase its securities, where the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of such distribution per share of Common Stock exceeds 15% of the Closing Sale Price of the Common Shares on the Trading Day immediately preceding, but not including, the date such distribution is first publicly announced by the Company, then, in either case, the Debentures may be surrendered for conversion at any time on or after the date that the Company gives notice to the Holders of such right, which date shall be not less than 10 days prior to the Ex-Dividend Time for such distribution, until the earlier of the Close of Business on the Business Day immediately preceding, but not including, the Ex-Dividend Time or the date on which the Company publicly announces that such distribution will not take place; provided that no distribution will entitle the Holder to convert if the Holder will otherwise participate in such distribution without conversion.

                   (v) In the event that (A) the Company is a party to a consolidation, amalgamation, merger, statutory arrangement (involving a business combination) or the Company conveys, transfers, sells, leases or otherwise disposes of all or substantially all of its properties and assets, (B) the Company is not the resulting or surviving entity, (C) such transaction is not with an Affiliate of the Company and (D) after the completion or consummation of such transaction either (i) more than 50% of the surviving or resulting entity's voting stock is not held by the Company's pre-transaction shareholders or (ii) more than 50% of the surviving or resulting entity's directors were not directors of the Company or directors approved by the Board of Directors immediately prior to the transaction, then the Debentures may be surrendered for conversion at any time from and after the date 15 days prior to the anticipated effective date of the transaction and ending on and including the date 15 days after the consummation of the transaction. The Board of Directors shall determine the anticipated effective date of the transaction, and such determination shall be conclusive and binding on the Holders and shall be publicly announced by the Company and posted on its website or such other public medium as the Company may use at the time not later than two Business Days prior to the 30-day period described in the preceding sentence.

              (b) As used herein the following terms shall have the following meanings:

                   (i) The "Accreted Conversion Price" per Common Share as of any day equals the sum of the Issue Price of the Debenture plus Accrued Interest divided by the Conversion Rate, subject to any adjustments to the Conversion Rate through that date pursuant to Section 404.

                   (ii) The "Trading Price" of the Debentures on any date of determination means the average of the secondary market bid quotations per Debenture obtained by the Conversion Agent for $5,000,000 Amount Payable at Maturity of the Debentures at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers selected by the Company; provided that, if the Conversion Agent cannot reasonably obtain at least two such bids, but can reasonably obtain one such bid, this one bid shall be used. If, for any date the Conversion Agent has been instructed by the Company to determine the Trading Price pursuant to the last sentence of this paragraph, the Conversion Agent cannot reasonably obtain at least one bid for $5,000,000 Amount Payable at Maturity of the Debentures from a nationally recognized securities dealer or in the Company's reasonable judgment, the bid quotation(s) are not indicative of the secondary market value of the Debentures, then the Trading Price of the Debentures for that date will be deemed to be less than 95% of the product of the Closing Sale Price of the Common Shares multiplied by the Conversion Rate. The Conversion Agent shall have no obligation to determine the Trading Price of the Debentures unless the Company has requested such a determination; and the Company shall have no obligation to make such request unless a Holder provides it with reasonable evidence that the Trading Price of the Debentures would be less than 95% of the product of the Closing Sale Price of the Common Stock and the Conversion Rate for the determination period. If such evidence is provided, the Company shall instruct the Conversion Agent to determine the Trading Price of the Debentures beginning on the next Trading Day and on each successive Trading Day until the Trading Price is greater than or equal to 95% of the product of the Closing Sale Price of the Common Stock and the Conversion Rate.

                   (iii) "Ex-Dividend Time" means, with respect to any issuance or distribution on Common Shares, the first date on which the Common Shares trade regular way on the principal securities market on which the Common Shares are then traded without the right to receive such issuance or distribution.

         Section 403. Exercise of Conversion Privilege.

              (a) To convert a Debenture into Common Shares, a Holder must (a) complete and manually sign the conversion notice in the form set forth in
Section 303 (the "Conversion Notice") (or complete and manually sign a facsimile thereof) and deliver such notice to the Conversion Agent, (b) surrender the Debentures to the Conversion Agent, (c) if required by the Conversion Agent, furnish appropriate endorsements and transfer documents, and (d) if required, pay all transfer or similar taxes. The date on which the foregoing requirements have been satisfied is the "Conversion Date". The Conversion Agent shall promptly deliver to the Company and the Common Shares stock transfer agent notification of such Conversion Notice received by the Conversion Agent from a Holder.

              (b) The Person or Persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon conversion shall be deemed to have become at the Close of Business on the Conversion Date the Holder or Holders of record of the Common Shares issuable upon such conversion; provided that, if the Conversion Date is on any date when the stock transfer books of the Company are closed, the Person or Persons in whose name or names the certificate or certificates for such Common Shares are to be issued shall constitute the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open but such conversion shall nevertheless be at the Conversion Rate in effect on the Conversion Date.

              (c) No payment or adjustment shall be made for dividends on, or other distributions with respect to, any Common Shares except as provided in this Article Four. On conversion of a Debenture, Accrued Interest attributable to the period from the Issue Date (or, if the Company has exercised the option provided for in Article Five, the date of such exercise) of the Debenture through the Conversion Date with respect to the converted Debenture shall not be canceled, extinguished or forfeited, but rather shall be paid in full to the Holder thereof through delivery of the Conversion Consideration and the fair market value of such consideration shall be applied, first in satisfaction of Accrued Interest through the Conversion Date, and the balance of such consideration, if any, shall be applied in satisfaction of the Issue Price of the Debentures being converted pursuant to the provisions hereof. The Cash Interest payable on any Interest Payment Date on any Debenture (or portion thereof, if applicable) being surrendered for conversion during the period from the Close of Business on any Regular Record Date to the opening of business of the next Interest Payment Date shall be paid to the Holder of such Debenture as of the Regular Record Date for such Interest Payment Date in an amount equal to the Cash Interest that would have been payable on such Debenture if such Debenture (or a portion thereof) had not been converted. Interest payable in respect of any Debenture surrendered on an Interest Payment Date shall be paid to the Holder of such Debenture as of the next preceding Regular Record Date, notwithstanding the exercise of the right of conversion. A Holder surrendering Debentures for conversion during the period from the Close of Business on any Regular Record Date to the opening of business of the next Interest Payment Date, except for Debentures to be redeemed on a date within this period or on the next Interest Payment Date, must accompany such Holder's Conversion Notice with a payment of an amount equal to the Cash Interest that the Holder is entitled to receive on the Debenture.

              (d) Except to the extent that the Company satisfies the Conversion Amount by delivering cash, each Debenture surrendered for conversion shall be converted into Common Shares in registered form.

              (e) Debentures shall be deemed to have been converted immediately prior to the Close of Business on the Conversion Date, in accordance with the foregoing provisions.

              (f) In case any Debenture is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Debenture or Debentures of any authorized denomination as requested by such Holder, in an aggregate Amount Payable at Maturity equal to the unconverted portion of the Amount Payable at Maturity of such Debenture. A Debenture may be converted in part, but only if the Amount Payable at Maturity of such Debenture to be converted is any integral multiple of $1,000 and the Amount Payable at Maturity of such security to remain Outstanding after such conversion is equal to $1,000 or any integral multiple thereof.

              (g) Subject to Section 403(c), the Company's delivery to the Holder of the Conversion Consideration shall be deemed to satisfy the Company's obligation to pay the Amount Payable at Maturity of, and the Cash Interest on, the Debenture.

         Section 404. Adjustment of Conversion Rate and Accreted Conversion
Price.

         The Conversion Rate (and, consequently, the Accreted Conversion Price) shall be subject to adjustment from time to time as follows:

              (a) In case the Company shall (1) pay a dividend or make a distribution in Common Shares on its Common Shares, (2) subdivide its outstanding Common Shares into a greater number of shares or (3) combine its outstanding Common Shares into a smaller number of shares, the Conversion Rate in effect immediately prior to such action shall be adjusted so that the holder of any Debenture thereafter surrendered for conversion shall be entitled to receive the number of Common Shares that such Holder would have owned or have been entitled to receive immediately following such action had such Debenture been converted immediately prior thereto.

An adjustment made pursuant to this subsection (a) shall become effective immediately, except as provided in subsection (g) below, after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

              (b) If (1) the Company shall issue rights or warrants to all holders of Common Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share less than the current market price per Common Share (as defined pursuant to subsection (f) below) on the record date for the determination of shareholders entitled to receive such rights or warrants, except as provided in subsection (f) below, or (2) rights (including the Rights) or warrants which were not immediately exercisable when issued to all holders of Common Shares, shall become exercisable and entitle the holders thereof to purchase Common Shares at a price per share less than the current market price per Common Share (as defined pursuant to subsection (f) below) on the date such rights or warrants become so exercisable, then, in each case, the Conversion Rate shall be adjusted to a rate, computed to the nearest 1/10,000, so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date of issuance of, or, as the case may be, exercisability of, such rights or warrants by a fraction, of which

                   (1) the numerator shall be (A) the number of Common Shares outstanding on the date of issuance of, or as the case may be, exercisability of, such rights or warrants, immediately prior to such issuance, plus (B) the number of additional Common Shares which are so offered for subscription or purchase, and

                   (2) the denominator shall be (A) the number of Common Shares outstanding on the date of issuance of, or, as the case may be, exercisability of, such rights or warrants, immediately prior to such issuance, plus (B) the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such current market price per Common Share (determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such current market price per Common Share).

         Such adjustment shall be made successively whenever any such rights or warrants are issued or, as the case may be, become exercisable, and shall, except as provided in subsection (g) below, become effective immediately after such record date. Except as provided in subsection (f) below, in determining whether any rights or warrants entitle the holders to subscribe for or purchase Common Shares at less than the current market price per Common Share, and, in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors of the Company whose determination shall be conclusive and described in a certificate filed with the Trustee. Upon the expiration of any right or warrant to purchase Common Shares the issuance of which, or the exercisability of which, resulted in an adjustment in the Conversion Rate pursuant to this subsection (b), if any such right or warrant shall expire and shall not have been exercised, the Conversion Rate shall immediately upon such expiration be recomputed to the Conversion Rate which would have been in effect had the adjustment of the Conversion Rate made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of Common Shares actually purchased upon the exercise of such rights or warrants actually exercised.

              (c) In case the Company shall distribute to all holders of Common Shares, evidences of indebtedness, equity securities (other than Common Shares) or other assets (other than cash dividends or other cash distributions referred to in subsection (d) below), or shall distribute to all holders of Common Shares rights or warrants to subscribe for or purchase securities (other than those referred to in subsection (b) above), then, in each such case the Conversion Rate shall be adjusted so that the adjusted Conversion Rate shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date of such distribution by a fraction the numerator of which shall be the current market price per Common Share on such record date (determined as provided in subsection (f) below), and of which the denominator shall be the current market price per Common Share (determined as provided in subsection (f) below) on the record date mentioned below less the then fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution)of the portion of the evidences of indebtedness, equity securities or other assets so distributed or of such subscription rights or warrants applicable to one Common Share. Such adjustment shall become effective immediately, except as provided in subsection (g) below, after the record date for the determination of shareholders entitled to receive such distribution, except as provided in subsection (f) below.

              (d) In case the Company shall, (i) by dividend or otherwise, declare for distribution to all holders of its Common Shares cash in an aggregate amount that, combined with (ii) the aggregate amount of any other distributions to all holders of its Common Shares made exclusively in cash within the 12 months preceding the date of payment of such distribution and
(iii) the aggregate of any cash plus the fair market value as of the date of the expiration of the tender or exchange offer referred to below (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of consideration payable in respect of any tender or exchange offer by the Company or any of its subsidiaries for all or any portion of the Common Shares concluded within the 12 months preceding the date of payment of the distribution described in clause (i) above exceeds 5% of the current market price per Common Share on the date for the determination of holders of Common Shares entitled to receive such distribution times the number of Common Shares outstanding on such date, then, in such case, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the record date for such cash distribution by a fraction of which the numerator shall be the current market price per Common Share on such record date, and the denominator shall be the current market price per Common Share on such record date minus the amount by which such distribution, together with any other distribution in the 12 months preceding the date of payment of such distribution, applicable to one Common Share exceeds 5% of the current market price per Common Share, but excluding any amount for which an adjustment pursuant to this subsection (d) or subsection (e) of this Section has been previously made, such adjustment to be effective immediately after such record date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

              (e) In case (i) a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Shares shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined with (ii) the aggregate of the cash plus the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer, by the Company or any Subsidiary of the Company for all or any portion of the Common Shares expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to subsection (d) of this Section or this subsection (e) has been made and (iii) the aggregate amount of any distributions to all holders of the Company's Common Shares made exclusively in cash within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to subsection (d) of this Section or this subsection (e) has been made, exceeds 5% of the current market price per Common Share as of the last time (the "Expiration Date") tenders could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Date, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Date by a fraction of which the numerator shall be the sum of (x) the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution)of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Date (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares") minus the product of 5% of the current market price per Common Share times the number of Purchased Shares and (y) the product of the number of Common Shares outstanding (less any Purchased Shares) on the Expiration Date and the current market price per Common Share on the Expiration Date, and the denominator shall be the number of Common Shares outstanding (including any tendered or exchanged shares) on the Expiration Date multiplied by the current market price per Common Share on the Expiration Date, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Date. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender or exchange offer had not been made.

              (f) For the purpose of any computation under subsections (b), (c),
(d) and (e) above:

                   (i) the "current market price per Common Share" on any date shall be deemed to be the average of the daily Closing Sale Price for each of the five consecutive Trading Days (as defined below) ending on the earlier of the day in question and the day before the related ex-date with respect to any distribution, issuance or other event requiring such computation; and

                   (ii) the term "ex-date", when used with respect to any issuance or distribution, shall mean the first date on which the Common Shares trade regular way on such exchange or in such market without the right to receive such issuance or distribution and, when used with respect to any tender or exchange offer, shall mean the first date on which the Common Shares trade regular way on such exchange or in such market after the Expiration Date of such offer.

         In addition, for purposes of any computation under subsections (b) and
(c) above: (x) the market value or exercise price of any rights or warrants shall be determined without giving effect to any potential adjustment that is contingent upon the occurrence of any event other than the passage of time; and
(y) to the extent that any right or warrant is subject to any condition (other than the passage of time), the date of issuance or distribution of such right or warrant and the record date for the determination of shareholders entitled to receive such rights or warrants shall be deemed to be the date of satisfaction of such condition.

              (g) In any case in which this Section shall require that an adjustment be made immediately following a record date, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Company shall, with respect to any Debenture converted after such record date and before such adjustment shall have become effective (i) defer issuing to the holder of such Debenture the number of Common Shares issuable upon such conversion in excess of the number of Common Shares issuable thereupon or delivering any cash that the Company has elected to deliver pursuant to
Section 401, in each case only on the basis of the Conversion Rate prior to adjustment, and (ii) not later than five Business Days after such adjustment shall have become effective, issue to such holder the additional Common Shares issuable on such conversion or deliver to such holder the appropriate cash payment, if any, pursuant to Section 401.

              (h) No adjustment in the Conversion Rate shall be required pursuant to this Section unless such adjustment would require an increase or decrease of at least 1% in such Conversion Rate; provided that any adjustments, which by reason of this subsection (h) are not required to be made, shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article Four shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

              (i) Whenever the Conversion Rate is adjusted, as herein provided, the Company shall promptly (i) file with the Trustee and each additional Conversion Agent, if any, an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment, and (ii) mail or cause to be mailed a notice of such adjustment to each Holder of Debentures at his address as the same appears on the registry books of the Company. Neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any adjustment to the Conversion Rate to be made pursuant to this Section. The Trustee has no duty to determine when an adjustment under this Article Four should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 404 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or asset issued upon conversion of Debentures. The Trustee shall not be responsible for the Company's failure to comply with this Article Four. Each Conversion Agent (other than the Company or an Affiliate of the Company), if any, shall have the same protection under this Section as the Trustee.

         Anything in this Section to the contrary notwithstanding, the Company shall be entitled to make such adjustments in the Conversion Rate, in addition to those required by this Section, and to make any election under Treasury Regulation ss. 1.305-3(d)(2), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or distribution of other assets (other than cash dividends) hereafter made by the Company to its shareholders shall not be taxable.

         Section 405. Reclassification, Reorganization, Sale and Further
                      Adjustment of Conversion Rate.

              (a) If there occurs any: (i) Reclassification, (ii) Reorganization or (iii) Sale, and as a result holders of Common Shares are entitled to receive common equity, other securities or other property or assets (including cash) with respect to or in exchange for such Common Shares, then the holder of each Debenture then Outstanding will be entitled, at the option of the Company:

              (1) to convert such Debenture into Common Shares (as reclassified or changed in the case of a Reclassification), or, in the case of a Reorganization, into shares of common equity of the resulting company, at the Conversion Rate calculated as follows:

              (A) If the consideration to be received on such conversion consists solely of common equity which is traded on a national securities exchange or the New York Stock Exchange or the Toronto Stock Exchange or quoted on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, the Conversion Rate shall equal the then applicable Conversion Rate (after giving effect to any adjustment required pursuant to Section 404) adjusted by multiplying such then applicable Conversion Rate by a fraction, the numerator of which shall equal the Applicable Price and the denominator of which shall equal the Purchaser Share Price;

              (B) If the consideration to be received on such conversion consists solely of Common Shares, the Conversion Rate shall equal the then applicable Conversion Rate (after giving effect to any adjustment required pursuant to Section 404) adjusted by multiplying such then applicable Conversion Rate by a fraction, the numerator of which shall equal the average of the Closing Sale Price for such Common Shares for each of the last ten Trading Days prior to such Reclassification, Reorganization or Sale and the denominator of which shall equal the average of the Closing Sale Price for such Common Shares during the ten Trading Days following such Reclassification, Reorganization or Sale; or

              (C) If the consideration to be received on such conversion is not as indicated in (A) or (B) above, the Conversion Rate shall be equal to the then applicable Conversion Rate (after giving effect to any adjustment required pursuant to Section 404);

              (2) to convert such Debenture into the kind and amount of shares of common equity, other securities or other property or assets (including cash) which the holder of such Debenture would have been entitled to receive upon such Reclassification, Reorganization or Sale had such Debenture been converted at the then applicable Conversion Rate (after giving effect to any adjustment required pursuant to Section 404) immediately prior thereto; or

              (3) to exchange such Debenture with a third party that is not an Affiliate of the Company for the kind and amount of shares of common equity, other securities or other property or assets (including cash) which the holder of such Debenture would have been entitled to receive upon such Reclassification, Reorganization or Sale had such Debentures been converted at the then applicable Conversion Rate (after giving effect to any adjustment required pursuant to Section 404) immediately prior thereto.

         If the event referred to above is one to which the Company is a party, then the Company may elect the option specified in clause (1) above only if the Common Shares (as reclassified or changed in the case of a Reclassification) or shares of common equity into which the Debentures are thereafter convertible are, and the Company in good faith believes will remain, listed on the Toronto Stock Exchange or the New York Stock Exchange, in the case of the Common Shares, or on a national securities exchange or the Toronto Stock Exchange or quoted on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, in the case of common equity. If the event referred to above is not one to which the Company is a party, then the Company may elect the option specified in clause (1) above only if the Company uses its best efforts to so list such Common Shares (as reclassified or changed in the case of a Reclassification) or shares of common equity, as the case may be, into which the Debentures are thereafter convertible.

         Notwithstanding any provision of the Indenture, if any transaction, including any Reclassification, Reorganization or Sale contemplated in this
Section 405(a), occurs before March 7, 2008 as a result of which holders of Common Shares would be entitled to receive any property (including cash) other than Prescribed Securities with respect to or in exchange for such Common Shares, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture as contemplated in Section 405(b) providing that in respect of any Debentures surrendered for conversion following such event and prior to March 7, 2008, the Debentures shall be convertible into Prescribed Securities of a type specified by the Board of Directors and identified in such supplemental indenture and the Conversion Rate shall, if necessary, be adjusted so that the value of the Prescribed Securities immediately following such event into which each Debenture is convertible immediately following such event is equivalent (as determined in good faith by the Board of Directors whose determination shall be conclusive and binding) to the value of the property a Holder of the Debenture would have been entitled to receive had the Holder converted the Debenture into Common Shares immediately prior to such event and, in the circumstances contemplated by this paragraph, no Holder shall have the right upon the surrender of Debentures for conversion prior to March 7, 2008 to the property which holders of Common Shares shall be entitled to receive as a result of such event.

              (b) The Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such Reclassification, Reorganization or Sale, execute and deliver to the Trustee a supplemental indenture (which shall conform to the Trust Indenture Act as in force at the date of the execution thereof) providing that the holder of each Debenture then outstanding shall have the right to convert such Debenture as described in this Section. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Four. If, in the case of any such Reclassification, Reorganization or Sale, the common equity or other securities and property receivable thereupon by a holder of Common Shares includes shares of common equity or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such Reclassification, Reorganization or Sale, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Debentures as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section shall similarly apply to any successive Reclassification, Reorganization or Sale.

         Notice of the execution of each such supplemental indenture shall be mailed to each Holder of Debentures at his address as the same appears on the registry books of the Company.

         Neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of common equity, other securities or other property or assets (including cash) receivable by holders of Debentures upon the conversion of their Debentures after any such Reclassification, Reorganization or Sale or to any adjustment to be made with respect thereto, but, subject to the provisions of Sections 601 and 603 of the Original Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

         Section 406. Notice of Certain Events.

         In case:

              (a) the Company shall declare a dividend (or any other distribution) payable to all holders of Common Shares that requires no adjustment to the Conversion Rate pursuant to Section 404,

              (b) the Company shall authorize the granting to the holders of Common Shares of rights to subscribe for or purchase any shares of any class or of any other rights,

              (c) the Company shall become involved in any Reclassification, Reorganization or Sale, or

              (d) any voluntary or involuntary dissolution, liquidation or winding-up of the Company is proposed,

then the Company shall cause to be filed at the office or agency maintained for the purpose of conversion of the Debentures as provided in Section 1002 of the Original Indenture, and shall cause to be mailed to each holder of Debentures at his address as it shall appear on the registry books of the Company at least 20 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified) a notice stating the date on which
(1) a record is expected to be taken for the purpose of such dividend, distribution or rights, or if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights are to be determined, or (2) such Reclassification, Reorganization, Sale, dissolution, liquidation or winding-up is expected to become effective and the date, if any is to be fixed, as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such Reclassification, Reorganization or Sale, dissolution, liquidation or winding-up.

         Section 407. Taxes on Conversion.

         The Company will pay any and all documentary, stamp or similar taxes payable to the United States of America or Canada or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of Common Shares on conversion of Debentures pursuant hereto; provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Shares in a name other than that of the holder of the Debentures to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid. The Company extends no protection with respect to any other taxes imposed in connection with conversion of Debentures.

         Section 408. Company to Provide Shares.

              (a) The Company covenants to maintain, free from preemptive rights, out of its authorized but unissued shares, sufficient Common Shares to provide for the conversion of the Debentures from time to time as such Debentures are presented for conversion.

              (b) If any Common Shares to be maintained for the purpose of conversion of Debentures hereunder require registration with or approval of any governmental authority under any Canadian federal or provincial law or United States federal or state law before such shares may be validly issued or delivered upon conversion, then the Company covenants that it will in good faith and as expeditiously as commercially reasonable endeavor to secure such registration or approval, as the case may be; provided that nothing in this Section shall be deemed to affect in any way the obligations of the Company to convert Debentures into Common Shares as provided in this Article Four.

              (c) Before taking any action which would cause an adjustment of the Conversion Rate that would cause the Accreted Conversion Price to be less than the then par value, if any, of the Common Shares, the Company will take all commercially reasonable corporate action which may, in the Opinion of Counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Common Shares at such adjusted Conversion Rate.

              (d) The Company covenants that all Common Shares which may be issued upon conversion of Debentures will upon issue be fully paid and non-assessable by the Company and free of preemptive rights.

         Section 409. Rights under Rights Agreement.

         Each Common Share issued upon conversion of Debentures pursuant to this Article Four shall be entitled to receive the appropriate number of Rights under the Rights Agreement, and the certificates representing the Common Shares issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of the Rights Agreement. Provided that the Rights Agreement requires that each Common Share issued upon conversion of Debentures at any time prior to the distribution of separate certificates representing the Rights be entitled to receive the Rights, then, notwithstanding anything else to the contrary in this Article Four, there shall not be any adjustment to the Conversion Rate as a result of the issuance of Rights, the distribution of any entitlement to receive the Rights, the exercise or redemption of such Rights in accordance with the Rights Agreement, or the termination or invalidation of the Rights or similar rights.

                                  ARTICLE FIVE

                          SPECIAL TAX EVENT CONVERSION

         Section 501. Optional Conversion to Full Cash Pay Debentures Upon Tax
                      Event.

         From and after the occurrence of a Tax Event, at the option of the Company, semi-annual coupon interest shall accrue at the rate of 1.5% per annum on the Restated Principal Amount equal to the Issue Price plus Accrued Interest and accrued and unpaid Cash Interest through the later of the Tax Event Date and the Option Exercise Date (the "Restatement Date") and shall be payable on each Interest Payment Date and at Stated Maturity to holders of record at the Close of Business on the Regular Record Date immediately preceding such Interest Payment Date. Interest will be computed on a semi-annual bond equivalent basis using a 360-day year composed of twelve 30-day months and will accrue from the most recent date on which interest has been paid subsequent to the Restatement Date or, if no interest has been paid, from the Restatement Date. Within 30 days of the occurrence of a Tax Event, the Company shall mail to the Trustee and Holders of the Debentures a written notice of its exercise of such option in accordance with the procedures set forth in Section 106 of the Original Indenture. Upon receiving notice of exercise of the option, the Trustee and the Company, without the consent of any Holders, shall enter into a supplemental indenture to add to or change any of the provisions of the Indenture to such extent as shall be necessary to facilitate the conversion of the Debentures into full cash pay Debentures. From and after the Restatement Date, (i) the Company shall be obligated to pay at Stated Maturity, in lieu of the Amount Payable at Maturity of, and Cash Interest on, a Debenture, the Restated Principal Amount thereof, (ii) "Issue Price plus Accrued Interest and accrued and unpaid Cash Interest" or similar words, as used herein, shall mean Restated Principal Amount plus accrued and unpaid interest with respect to any Debenture and (iii) any reference to "Cash Interest" shall refer to the interest accruing at the rate of 1.5% per annum on the Restated Principal Amount. Debentures authenticated and delivered after the Option Exercise Date may, and shall if required by the Trustee, bear a notation in a form approved by the Trustee as to the conversion of the Debentures to full cash pay Debentures.

         Section 502. Payment of Interest; Interest Rights Preserved.

         Following the Restatement Date, the Company shall pay interest on a full cash pay Debenture in the same manner as the Company shall pay Cash Interest on the Debenture at any time prior to the Restatement Date.

         Each Debenture delivered under the Indenture upon registration of transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other security.

                                  ARTICLE SIX

                     REDEMPTION AT THE OPTION OF THE COMPANY

         Section 601. Right to Redeem.

         The Company, at its option, may elect to redeem at the Redemption Price set forth in Section 302 all or a portion of the Debentures at any time on or after March 19, 2010 in accordance with their terms and in accordance with Article Eleven of the Original Indenture. In addition to the Redemption Price, the Company shall pay the Holder an amount equal to the accrued and unpaid Cash Interest to the Redemption Date.

         Section 602. Redemption Tax Event.

         On or after the occurrence of a Redemption Tax Event, the Company may, at its option, redeem the Debentures in whole but not in part, upon providing notice in accordance with their terms and in accordance with Article Eleven of the Original Indenture and this Section 602, at the then applicable Redemption Price but without reduction for applicable Canadian withholding taxes (except for Excluded Holders). Such notice shall be given not less than 20 Business Days nor more than 60 Business Days prior to the Redemption Date; provided that (i) no such Redemption Notice may be given earlier than 60 Business Days prior to the earliest date on or from which the Company would be obligated to pay any Additional Amounts were a payment in respect of the Debentures then due, and
(ii) at the time such notice is given, the circumstances creating such obligation to pay such Additional Amounts remain in effect. In addition to the Redemption Price, the Company shall pay the Holder an amount equal to the accrued and unpaid Cash Interest to the Redemption Date. Prior to the giving of any such notice under this Section 602, the Company must deliver to the Trustee
(x) a certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right to the Company so to redeem have occurred and (y) an opinion of a nationally recognized Canadian tax counsel acceptable to the Trustee, acting reasonably, to the effect that the Company has or would become obligated to pay any Additional Amounts (which are more than a de minimis amount) as a result of the Redemption Tax Event. The Company's right to redeem the Debentures shall continue as long as the Company is obligated to pay such Additional Amounts, notwithstanding that the Company shall have made payments of Additional Amounts.

         Section 603. Conversion Arrangements on Call for Redemption.

         In connection with any redemption of Debentures, the Company may arrange for the purchase and conversion of any Debentures called for redemption by an agreement with one or more investment bankers or other purchasers (the "Repurchasers") to purchase such Debentures by paying to the Trustee in trust for the Holders, on or before the Close of Business on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Debentures, is not less than the Redemption Price of such Debentures. Notwithstanding anything to the contrary contained in this Article Six and in Article Eleven of the Original Indenture, the obligation of the Company to pay the Redemption Price shall be deemed to be satisfied and discharged to the extent such amount is so paid by such Repurchasers. If such an agreement is entered into (a copy of which shall be filed with the Trustee three days prior to the Redemption Date), any Debentures called for redemption that are not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, and consistent with any agreement or agreements with such Repurchasers, to be acquired by such Repurchasers from such Holders and (notwithstanding anything to the contrary contained in Article Four) surrendered by such Repurchasers for conversion, all as of immediately prior to the Close of Business on the Redemption Date (and the right to convert any such Debentures shall be extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount deposited with it to the Holders in the same manner as it would monies deposited with it by the Company for the redemption of Debentures. Without the Trustee's prior written consent, no arrangement between the Company and such Repurchasers for the purchase and conversion of any Debentures shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in the Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Debentures between the Company and such Repurchasers, including the costs and expenses, including reasonable legal fees, incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under the Indenture.

         Section 604. No Sinking Fund.

         The Debentures shall not be entitled to the benefit of any sinking fund, and the provisions of Article Thirteen of the Original Indenture shall not apply to the Debentures.

                                 ARTICLE SEVEN

                        CHANGE IN CONTROL PURCHASE OFFER

         Section 701. Offer to Purchase Upon a Change in Control.

              (a) In the event that a Change in Control shall occur at any time on or prior to March 14, 2010, the Company shall offer ("Change in Control Purchase Offer") to purchase all of the Outstanding Debentures, and upon the acceptance of all or part of such offer by any Holder, shall purchase all of such Holder's Debentures, or any portion of the Amount Payable at Maturity thereof that is equal to a $l,000 multiple thereof as specified by such Holder in the

Change in Control Notice, on the Change in Control Purchase Date, at the Change in Control Purchase Price.

              (b) If, prior to a Change in Control Purchase Date, the Debentures have been converted to full cash pay Debentures pursuant to the provisions of Article Five following the occurrence of a Tax Event, the Change in Control Purchase Price shall be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion pursuant to Article Five to the Change in Control Purchase Date.

         Section 702. Notices; Method of Exercising Purchase Election, Etc.

              (a) Unless the Company shall have theretofore called for redemption all of the Outstanding Debentures, within 15 Business Days after the occurrence of a Change in Control, the Company or, at the request and expense of the Company, the Trustee, shall deliver a Change in Control Purchase Offer Notice to all Holders of Debentures and to beneficial owners as required by law, in the manner provided in Section 106 of the Original Indenture, notifying such Holders of the occurrence of the Change in Control and of the offer by the Company to purchase all of the Debentures arising as a result thereof. The Company shall also deliver a copy of such Change in Control Purchase Offer Notice to the Trustee.

         Each Change in Control Purchase Offer Notice shall state:

                   (i) the events causing a Change in Control and the date of such Change in Control;

                   (ii) the last date on which the Change in Control Purchase Notice must be given;

                   (iii) the Change in Control Purchase Price;

                   (iv) the Change in Control Purchase Date;

                   (v) the election of the Company to pay the Change in Control Purchase Price in cash or Common Shares or any combination thereof, pursuant to Section 206, and the percentages of each;

                   (vi) if the Company elects to pay all or some of the Change in Control Purchase Price in Common Shares, the method of calculating the Average Market Price of Common Shares;

                   (vii) the name and address of the Paying Agent;

                   (viii) the Conversion Rate and any adjustments thereto;

                   (ix) that Debentures with respect to which a Change in Control Purchase Notice has been given by the Holder may be converted pursuant to Article Four hereof only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of the Indenture;

                   (x) that Debentures, together with all necessary endorsements, must be surrendered to the Paying Agent to collect payment;

                   (xi) that the Change in Control Purchase Price for any Debenture as to which a Change in Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Debenture as described in Section 702(b);

                   (xii) briefly, the procedures the Holder must follow to exercise rights under this Section;

                   (xiii) the procedures for withdrawing a Change in Control Purchase Notice;

                   (xiv) briefly, the conversion rights of the Debentures;

                   (xv) the CUSIP number or numbers of the Debentures being purchased; and

                   (xvi) a copy of the Company Notice as provided for in Section 206, if applicable.

         No failure of the Company to give the foregoing notice to a particular Holder and no defect therein shall limit the Company's obligation to make the Change in Control Purchase Offer or any Holder's right to accept such offer or affect the validity of the proceedings for the purchase of Debentures pursuant thereto.

         If any of the foregoing provisions or other provisions of this Article are inconsistent with applicable law, such law shall govern.

              (b) To accept a Change in Control Purchase Offer in whole or in part, a Holder shall deliver to the Trustee or any Paying Agent at any time prior to the Close of Business on the Change in Control Purchase Date (or if such day is not a Business Day, the immediately preceding Business Day) a Change in Control Purchase Notice. The Change in Control Purchase Notice shall state:

                   (1) the certificate number of the Debenture or Debentures
              which the Holder will deliver to be purchased;

                   (2) the portion of the Amount Payable at Maturity of the
              Debenture which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof;

                   (3) that such Debenture shall be purchased as of the Change in Control Purchase Date pursuant to the Change in Control Purchase Offer Notice; and

                   (4) in the event that the Company elects, pursuant to Section
              206 hereof, to pay the Change in Control Purchase Price to be paid as of such Change in Control Purchase Date (which must be a multiple of $1,000 Amount Payable at Maturity), in whole or in part, in Common Shares but such portion of the Change in Control Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Change in Control Purchase Price in Common Shares is not satisfied prior to the Close of Business on such Change in Control Purchase Date, as set forth in Section 207 hereof, whether such Holder elects (i) to withdraw such Change in Control Purchase Notice as to some or all of the Debentures to which such Change in Control Purchase Notice relates (stating the Amount Payable at Maturity and certificate numbers of the Debentures as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Change in Control Purchase Price for all Debentures (or portions thereof) to which such Change in Control Purchase Notice relates.

         If the Holder fails to indicate the Holder's choice with respect to the election described in paragraph (4) above, the Holder shall be deemed to have elected to receive cash in respect of the entire Change in Control Purchase Price for all Debentures subject to the Change in Control Purchase Notice. Anything herein to the contrary notwithstanding, in the case of Global Securities, Change in Control Purchase Notices may be delivered and such Debentures may be surrendered for redemption in accordance with the applicable procedures of the Depositary as in effect from time to time.

         The Holder shall deliver such Debenture to the Paying Agent prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Change in Control Purchase Price therefor; provided that such Change in Control Purchase Price shall be so paid pursuant to this Article only if the Debenture so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Change in Control Purchase Notice.

         The right of the Holder to convert the Debentures subject to a Change in Control Purchase Notice shall continue until the Close of Business on the Change in Control Purchase Date.

              (c) In the event a Change in Control Purchase Offer shall be accepted in accordance with the terms hereof, the Company shall pay or cause to be paid to the Trustee or the Paying Agent the Change in Control Purchase Price in cash, as provided above, or Common Shares, as provided in Section 206, or any combination thereof for payment to the Holder at the Close of Business on the Change in Control Purchase Date payable with respect to the Debentures with respect to which the Change in Control Purchase Offer has been accepted. If the Paying Agent holds cash and/or Common Shares sufficient to pay the Change in Control Purchase Price of the Debentures on the Business Day following the Change in Control Purchase Date in accordance with the terms of the Indenture, then as of the Close of Business on the Change in Control Purchase Date, such Debenture will cease to be outstanding and interest on such Debenture will cease to accrue, and be deemed to be paid, whether or not the Debenture is delivered to the Paying Agent. Thereafter, all other rights of the Holder shall terminate, other than the right to receive the Change in Control Purchase Price upon delivery of the Debenture.

              (d) Any Debenture which is to be purchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the

Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Debenture or Debentures, of any authorized denomination as requested by such Holder in an aggregate Amount Payable at Maturity equal to the portion of the Amount Payable at Maturity of the Debenture so surrendered that was not to be purchased.

              (e) All Debentures delivered for purchase shall be delivered to the Trustee, the Paying Agent or any other agents (as shall be set forth in the Change in Control Purchase Offer Notice) to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 309 of the Original Indenture.

              (f) The Company will comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act and any Canadian laws which may then be applicable in connection with the Change in Control Purchase Offer, and will file a Schedule TO or any other Schedule or filing required under the rules under the Exchange Act, and any Canadian laws which may then be applicable in connection with the Change in Control Purchase Offer.

         Section 703. Withdrawal of Change in Control Purchase Notice.

         A Change in Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Change in Control Purchase Offer Notice at any time prior to the Close of Business on the Change in Control Purchase Date, specifying:

                   (i) the Amount Payable at Maturity of the Debentures with respect to which such notice of withdrawal is being submitted,

                   (ii) the certificate number of the Debentures being withdrawn in respect of which such notice of withdrawal is being submitted, and

                   (iii) the Amount Payable at Maturity, if any, of such Debentures which remains subject to the original Change in Control Purchase Notice and which has been or will be delivered for purchase by the Company.

         There shall be no purchase of any Debentures pursuant to this Section (other than through the issuance of Common Shares in payment of the Change in Control Purchase Price, including cash in lieu of fractional shares) if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Debentures, of the required Change in Control Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Change in Control Purchase Price with respect to such Debentures). The Paying Agent will promptly return to the respective Holders thereof any Debentures (x) with respect to which a Change in Control Purchase Notice has been withdrawn in compliance with the Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Change in Control Purchase Price with respect to such Debentures) in which case, upon such return, the Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

                                 ARTICLE EIGHT

                     REDEMPTION AT THE OPTION OF THE HOLDER

         Section 801. Holder Redemption Right.

              (a) On March 14, 2010, March 14, 2014 and March 14, 2018, and on each such other date as the Company may determine upon not less than 29 Business Days' prior notice given to the Trustee in accordance with Section 105 of the Original Indenture and to Holders in accordance with Section 106 of the Original Indenture, Holders will have the right to cause the Company to redeem any Outstanding Debenture for the Holder Redemption Price.

                  The Holder Redemption Price shall consist of the Issue Price plus Accrued Interest to the Holder Redemption Date, and shall be:

                  (i) $941.15 per Debenture on March 14, 2010;

                  (ii) $958.05 per Debenture on March 14, 2014; and

                  (iii) $976.00 per Debenture on March 14, 2018.

                  In addition to the Holder Redemption Price, the Company shall pay the Holder an amount equal to the accrued and unpaid Cash Interest to the Holder Redemption Date.

              (b) If prior to a Holder Redemption Date, the Debentures have been converted pursuant to Article Five to full cash pay Debentures following the occurrence of a Tax Event, the Holder Redemption Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from such conversion pursuant to Article Five to the Holder Redemption Date.

              (c) The Company will give notice on a date not less than 29 Business Days prior to each Holder Redemption Date to all Holders at their addresses shown in the Register of the Registrar, and to beneficial holders as required by applicable law, detailing the procedures that Holders and beneficial owners must follow to require the Company to redeem their Debentures. In addition, the Company will give notice on the date that is eight Business Days prior to the Holder Redemption Date to all Holders at their addresses shown in the Register of the Registrar, and to beneficial holders as required by applicable law, stating (a) whether the Company will exercise its election to deliver Common Shares in lieu of some or all of the Holder Redemption Price; (b) the percentage of the Holder Redemption Price to be paid in Common Shares and the method of calculating the Average Market Price of the Common Shares; and (c) the procedures that Holders must follow to withdraw any Holder Redemption Notice with respect to the Debentures.

              (d) After the Company has given the notice pursuant to this
Section 801, the Company may not revoke the election or change the form or percentages of components of consideration to be delivered on a Holder Redemption Date except in accordance with Sections 206 and 207.

              (e) To exercise the Holder Redemption Right, at any time from the opening of business on the date that is 29 Business Days prior to any Holder Redemption Date until the Close of Business on the date that is nine Business Days prior to such Holder Redemption Date, a Holder must (a) complete and manually sign the holder redemption notice in the form set forth in Section 305 (the "Holder Redemption Notice") or complete and manually sign a facsimile of the Holder Redemption Notice and deliver the Holder Redemption Notice to the Paying Agent, in each case indicating the exercise of the Holder Redemption Right; (b) if required by the Paying Agent, furnish appropriate endorsements and transfer documents; (c) if required, pay all transfer or similar taxes; and (d) if the Company elects to deliver Common Shares in lieu of some or all of the cash payable, but any of the conditions to the delivery of Common Shares is not satisfied prior to the Close of Business on the Holder Redemption Date, indicate whether the Holder elects (i) to withdraw the Holder Redemption Notice as to some or all of the Debentures to which it relates, or (ii) to receive cash in respect of the entire Issue Price plus Accrued Interest for all Debentures or portions of Debentures subject to such Holder Redemption Notice.

              (f) If the Holder fails to indicate its choice with respect to the election described in subsection (e) above, the Holder shall be deemed to have elected to receive cash in respect of the entire Holder Redemption Price for all Debentures subject to the Holder Redemption Notice. Anything herein to the contrary notwithstanding, in the case of Global Securities, Holder Redemption Notices may be delivered and such Debentures may be surrendered for redemption in accordance with the applicable procedures of the Depositary as in effect from time to time.

              (g) A Holder may withdraw any Holder Redemption Notice by delivering to the Paying Agent a written notice of withdrawal prior to the Close of Business on the Holder Redemption Date. The notice of withdrawal must state:
(a) the Amount Payable at Maturity of the Debentures being withdrawn; (b) the certificate numbers for the Debentures being withdrawn; and (c) the Amount Payable at Maturity, if any, of the Debentures that remain subject to the Holder Redemption Right.

              (h) Upon determination of the actual number of Common Shares, if any, to be issued in lieu of cash payable upon redemption in accordance with the foregoing provisions, the Company will publish such information on its website or through such other public medium as it may use at that time.

         Section 802. Holder Redemption Conditions.

                  In connection with the exercise of any Holder Redemption Right, the Company will:

                   (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act and Canadian laws which may then be applicable; and

                   (ii) if required, file a Schedule TO or any other schedule under the Exchange Act which may be applicable.

                  Payment of the Holder Redemption Price for a Debenture for which a Holder Redemption Notice had been delivered and not validly withdrawn is conditioned upon delivery of the Debenture, together with necessary endorsements, to the Paying Agent at any time after delivery of the Holder Redemption Notice. Payment of the Holder Redemption Price for the Debenture will be made promptly following the later of the Holder Redemption Date or the time of delivery of the Debenture.

                  If the Paying Agent holds money or securities sufficient to satisfy the Holder Redemption Price on the Business Day following the Holder Redemption Date in accordance with the terms of the Original Indenture, then, immediately after the Holder Redemption Date, the Debenture will cease to be outstanding and interest on such Debenture will cease to accrue, whether or not the Debenture is delivered to the Paying Agent. Thereafter, all other rights of the Holder shall terminate, other than the right to receive the Holder Redemption Price upon delivery of the Debenture.

                  The Company shall not redeem the Debentures for cash if there has occurred and is continuing an Event of Default with respect to the Debentures, other than a default in the payment of the Holder Redemption Price with respect to such Debentures.

                                  ARTICLE NINE

                                    COVENANTS

         Section 901. Additional Amounts.

         All payments made by the Company under or with respect to the Debentures, including the Debenture Payments, if any, or delivery of Common Shares (including cash in lieu of fractional shares) made by or on behalf of the Company will be made without withholding or deduction for or on account of any present or future tax, duty, levy impost, assessment or other government charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax ("Canadian Taxes"), unless the Company is required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency. If the Company is so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the Debentures as described above, the Company will pay as additional interest such additional amounts ("Additional Amounts") necessary so that the net amount received by each Holder of Debentures after such withholding or deduction (including with respect to Additional Amounts) will not be less than the amount the Holder would have received if such Canadian Taxes had not been withheld or deducted (a similar payment will also be made to Holders (other than Excluded Holders (as defined herein)) that are exempt from withholding but are required to pay tax directly on amounts otherwise subject to withholding); provided that no Additional Amounts will be payable with respect to a payment made to a Holder or beneficial owner of a Debenture (an "Excluded Holder") (i) with which the Company does not deal at arm's length (for purposes of the Tax Act) at the time of the making of such payment, (ii) which is subject to such Canadian Taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes or (iii) which is subject to such Canadian Taxes by reason of its carrying on business in or otherwise being connected with Canada or any province or territory thereof otherwise than by the mere holding of Debentures or the receipt of payment thereunder. Additional Amounts will be paid in cash, as applicable, at Maturity, on any Redemption Date, on a Conversion Date, on a Holder Redemption Date, on any Purchase Date or on any semi-annual interest payment date. The Company will make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. The Company will pay all taxes, interest and other liabilities of the Company and any Holder which arise by virtue of any failure of the Company to withhold, deduct and remit to the relevant authority on a timely basis the full amounts required in accordance with applicable law. The Company will furnish to the Holders, within 30 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, evidence of such payment by the Company. For greater certainty, this Section 901 does not apply to any payments made on Common Shares (or other securities) issued on redemption, purchase, conversion or Maturity. Section 308 of the Original Indenture shall not apply with respect to the payment of any Additional Amounts.

         Section 902. Amendment of Rights Agreement.

         The Company will not amend the Rights Agreement in any way that adversely affects the interests of Holders.

                                  ARTICLE TEN

                            MISCELLANEOUS PROVISIONS

         Section 1001. Trustee.

         The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this First Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

         Section 1002. Ratification.

         Except as expressly amended hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed. This First Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

         Section 1003. Governing Law.

         THIS FIRST SUPPLEMENTAL INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         Section 1004. Execution in Counterparts.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                                                                  EXECUTION COPY



         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.


                                        INCO LIMITED


                                        By  /s/ Stuart F. Feiner
                                            -------------------------------
                                            Name:  Stuart F. Feiner
                                            Title: Executive Vice President,
                                                   General Counsel and Secretary


                                        By  /s/ Farokh S. Hakimi
                                            -------------------------------
                                            Name:  Farokh S. Hakimi
                                            Title: Executive Vice President and
                                                   Chief Financial Officer


                                        THE BANK OF NEW YORK, as Trustee


                                        By  /s/ Kisha A. Holder
                                            -------------------------------
                                            Name:  Kisha A. Holder
                                            Title: Assistant Treasurer